Exhibit 99.1

Colony Credit Real Estate, Inc. Provides Company Updates

LOS ANGELES, April 17, 2020 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) announced today updates on its continuing business operations and a suspension of its monthly dividend in connection with the impact of the COVID-19 global pandemic.

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Management Actions. Michael J. Mazzei joined as Chief Executive Officer and President of the Company on April 1, 2020. Mr. Mazzei and management have been engaged in the Company’s business, including banking, financial, borrower and partner relationships, regarding its properties and business operations, and taking measures to support the balance sheet and financial flexibility, as described in further detail below. In addition, notwithstanding governmental mandated stay-home policies, business continuity systems at the Company and its manager have allowed the team to effectively communicate, execute corporate, investment and portfolio management demands, maintain internal financial and other controls, and stay virtually connected, while protected by in-place cybersecurity systems and protocols.

•	Cash Position. As of the date hereof, the Company has approximately $329 million of available liquidity between cash on hand and the Company’s corporate revolving credit facility.

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Corporate Revolving Bank Credit Facility. As of December 31, 2019 and the date hereof, the borrowing base valuation is sufficient to support the outstanding borrowings under the bank credit facility. Given ongoing impact of the COVID-19 global pandemic on the Company’s underlying investments, the Company is in discussions regarding potential modifications to the bank credit facility.

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CRE CMBS Securities and Master Repurchase Facilities. As of December 31, 2019, the Company’s exposure to CRE CMBS securities had a carrying value of $362.8 million, which was approximately 6.5% of the Company’s total book value and 8% of the book value of the Company’s Core Portfolio. As of December 31, 2019, $252.7 million of such CRE CMBS securities were financed by master repurchase facilities. The Company has met all margin calls under financing arrangements on its CMBS securities, with the most recent call received and timely paid on March 26, 2020. Subsequently:

o	On April 6, 2020, the Company consolidated its CMBS securities master repurchase facility borrowings with one existing counterparty bank.

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On April 6, 2020, the Company paid down its master repurchase facility borrowing advance rate to a blended borrowing advance rate of 61% and extended the repurchase date on all such borrowings to June 30, 2020. This pay down provides a 15% buffer on a bond specific basis before further margin calls.

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As of the date hereof, the Company maintains approximately $125 million of repurchase financing on such CMBS securities, which are collateralized by both investment grade-rated bonds ($99 million obligation) and non-investment grade-rated bonds ($26 million obligation). The financing bears a fixed interest rate of 4.50%.

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Senior Loans and Master Repurchase Facilities. As of December 31, 2019, the Company’s exposure to CRE senior mortgage loan investments had a carrying value of $2.33 billion, which was approximately 42% of the Company’s total book value and 51% of the book value of the Company’s Core Portfolio; $1.1 billion was financed with $780.2 million under its senior loan master repurchase facilities with 5 repurchase facility bank lenders.

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As of the date hereof, the Company’s exposure to senior loan master repurchase facility financing was approximately $715 million, diversified across 23 loans. As a percentage of total outstanding borrowings, this repurchase financing is comprised of 37% office, 24% hospitality, 11% self-storage, 10% multifamily, 7% mixed-use, 7% student housing and 2% retail.

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Hospitality and Retail Senior Mortgage Loans on Repurchase Financing. As of the date hereof, the Company maintains (i) four senior mortgage hospitality loans with aggregate outstanding borrowings of $172.7 million and (ii) one senior mortgage retail loan with outstanding borrowing of $15.2 million. The Company received and timely paid one margin call on one hospitality loan. In addition, the Company made voluntarily paydowns on 2 other hospitality loans and the retail loan, received a holiday from future margin calls between 3 and 4 months, and obtained broader discretion to enter into permitted modifications with its borrowers on these 3 specific loans, if necessary, in the upcoming 4 to 6 months.

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Other Efforts. The Company is in active discussions with other master repurchase facility lenders to achieve a result similar to the agreements described above, either on an asset specific basis or across all assets with the specific lender.

•	Legacy, Non-Strategic (“LNS”) Portfolio Sales. During the first quarter of 2020 through the date hereof:

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10 Sold Investments: 10 LNS investments were sold for a total gross sales price of $231 million and a net sales price of $153 million after transaction costs, debt repayment and promote, representing an approximately $4 million loss and a 3% discount to GAAP net book value on such investments.

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NY Hospitality Loans. Given the immediate and significant detrimental impact of COVID-19 on the U.S. hospitality industry, including on operations at the 1,300-room hotel collateralizing the Company’s four New York Hospitality Loans, subsidiaries of the Company are discussing solutions with the borrowers and other related parties. The Company anticipates incurring an approximate $37 million loss (or $0.27 per common share) against the carrying value of such investment as of December 31, 2019.

•	Investment and Portfolio Updates.

o	No New Investments in 2020. The Company has not closed any new investments in 2020 through the date hereof and is primarily focused on existing investments and commitments.

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Loan Portfolio Management; Use of Reserves and/or Payment-in-Kind. The Company is working closely with its borrowers to address the impacts of COVID-19 on their business. To the extent that certain borrowers are experiencing significant financial dislocation, the Company may consider the use of interest and other reserves and/or replenishment obligations of the borrower and/or guarantors to meet current interest payment obligations, for a limited period of time. Similarly, the Company may evaluate converting certain current interest payment obligations to payment-in-kind as a potential bridge period solution.

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Dividend Policy. The COVID-19 pandemic has caused extraordinary volatility and unprecedented market conditions, including actual and unanticipated consequences to the Company and certain investments, which may continue. Having made stock dividend payments through March 31, 2020, the Board of Directors and management believe it is prudent and in the best interests of the Company to conserve available liquidity and suspend the Company’s monthly stock dividend beginning with the monthly period ending April 30, 2020. The Board of Directors will evaluate dividends in future periods based upon customary considerations, including market conditions. Importantly, the Company continues to monitor its taxable income to ensure that the Company meets the minimum distribution requirements to maintain its status as a REIT for the annual period ending December 31, 2020.

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Internalization Discussions with Colony Capital, Inc. Due to ongoing uncertainty surrounding the duration and magnitude of the COVID-19 pandemic and its impact on the global economy, on April 1, 2020, Colony Capital reported in Amendment No. 3 to Schedule 13D (filed with the Securities and Exchange Commission) that it has postponed any decision regarding a disposition of its management agreement with the Company until market conditions improve. Previously, on February 27, 2020, the Company and Colony Capital, Inc. acknowledged a process regarding the potential disposition of Colony Capital’s management agreement with the Company, subject to its consent, whether in the form of an internalization of the Company’s management, a sale of Colony Capital’s management agreement with the Company to a third-party, or similar transaction the effect of which is to dispose of Colony Capital’s management agreement with the Company.

For further information regarding the Company’s business, portfolio and earnings, and risk factors, see the cautionary statement regarding forward-looking statements below and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as the Company’s other filings with the Securities and Exchange Commission.
About Colony Credit Real Estate, Inc.
Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation that elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our initial taxable year ended December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19), the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, the potential negative impacts of COVID-19 on the global economy and its adverse impact on the real estate market, the economy and the Company’s investments (including, but not limited to, the Los Angeles mixed-use development loan), financial condition and business operation; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers’ abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; the Company's operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission; the fair value of the Company's investments may be subject to uncertainties; the Company's use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company's dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company's operating performance and return on stockholder's investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity and/or yields on investments; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including margin calls on master repurchase facilities, debt service or lease payment defaults or deferals, demands for protective advances and capital expenditures, or its ability to continue to generate liquidity from sales of Legacy, Non-Strategic assets; the Company’s ability to liquidate its Legacy, Non-Strategic assets within the projected timeframe or at the projected values; the timing of and ability to deploy available capital; the Company’s ability to pay, maintain or grow the dividend at all in the future; the timing of and ability to complete repurchases of the Company’s stock; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; whether Colony Capital will continue to serve as our external manager or whether we will pursue another strategic transaction; and the impact of legislative, regulatory and competitive changes, and the actions of government authorities, including the current U.S. presidential administration, and in particular those affecting the commercial real estate finance and mortgage industry or our business. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.
We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations
Colony Credit Real Estate, Inc.
Addo Investor Relations
Lasse Glassen
310-829-5400